UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	01-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Equity Incentive Plan

As noted in Item 5.07 below, at the Annual Meeting of Shareholders of Consolidated-Tomoka Land Co. (the “Company”) held on April 28, 2010 (the “Annual Meeting”), the Company’s shareholders approved the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “2010 Plan”).  The Plan was approved by the Company’s board of directors (the “Board”) on February 18, 2010, subject to approval by the Company’s shareholders, and is effective April 28, 2010. The 2010 Plan is intended to replace the Company’s 2001 Stock Option Plan.

Administration. The 2010 Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). Awards will be approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award.

Awards; Eligibility; Number of Shares; Limitations. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan.

The maximum number of shares as to which stock awards may be granted under the 2010 Plan is 210,000 shares. Stock awards other than stock options and stock appreciation rights will be counted against the 2010 Plan maximum in a 1.41-to-1 ratio. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of common stock issued under the 2010 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company.

No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the plan upon the exercise of incentive stock options exceed 210,000 shares. These limits are subject to adjustments by the Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

Stock Options. Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Compensation Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant will specify that the amount payable upon exercise of the stock appreciation right will be paid by the Company in shares of the Company’s common stock. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable. No stock appreciation right may be exercised more than ten years from the grant date.
Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting rights in such shares, subject to the discretion of the Compensation Committee. Restricted share units represent rights to receive shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event. Two forms of restricted share award agreement, with three-year and five-year vesting periods, have been adopted by the Compensation Committee and are attached hereto as Exhibits 10.2 and 10.3, respectively.

Performance Shares and Performance Share Units. A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of the Company’s common stock or any combination thereof.

Section 162(m) and Performance Objectives. Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures.

The 2010 Plan provides that grants of performance shares, performance units or, when determined by the Compensation Committee, options, restricted shares, restricted share units or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on invested capital; free cash flow; economic value added (net operating profit after tax less cost of capital); total shareholder return; operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of common stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Except in the case of an award intended to be exempt from the limitations of Code Section 162(m), if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render the performance objectives unsuitable, the Compensation Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Transferability. No award under the 2010 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.

Termination; Amendment. The 2010 Plan will terminate on the tenth anniversary of the date it was adopted by the Board, and no award will be granted under the plan after that date.

The 2010 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company no such amendment may increase the limitations set forth in the 2010 Plan on the number of shares that may be issued under the 2010 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

A summary description of the 2010 Plan is set forth in the Company’s Proxy Statement dated March 30, 2010, which description is incorporated herein by reference. Such description and the summary description of the 2010 Plan contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cash Bonus Plan

On April 28, 2010 the Board adopted and approved, following the recommendation of the Compensation Committee, the Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan (the “Cash Bonus Plan”).

The purpose of the Cash Bonus Plan is to create a mutuality of interest between management and the Company’s shareholders through a bonus structure designed to reward actions that will increase long-term shareholder value.  The participants in the Cash Bonus Plan are those eligible officers and managers whose participation in the Cash Bonus Plan has been approved by the Compensation Committee.  The Cash Bonus Plan will be administered by the Compensation Committee.

The Cash Bonus Plan performance criteria are designed to incentivize those management actions that best serve the short and long-term interest of the shareholders, as determined by goals and objectives set annually by the Board.  Any discretionary awards will be based on the subjective evaluation and recommendation of the Compensation Committee to the full Board.

In the first quarter of each plan year, the Board, upon the recommendation of the Compensation Committee, will determine the potential bonus pool, adopt specific annual goals related to each criteria, approve a list of plan participants, and establish the potential bonus award (“PBA”) for a 100 percent rating.  Maximum PBA payouts are limited to up to 100% of base annual salary for the Chief Executive Officer (“CEO”), up to 50% of base annual salary for any other executive officers, up to 40% of base annual salary for vice presidents, and up to 30% of base annual salary for managers.

The Chairman of the Board will annually make bonus recommendations to the Compensation Committee on the performance of the CEO under the plan, and the CEO will make bonus recommendations to the Compensation Committee as to all other plan participants.  The Compensation Committee will review these recommendations and make its recommendations to the Board for final approval.

The performance criteria to be used under the Plan are:

~~▪~~
Annual EPS:  The Compensation Committee will evaluate annually actual EPS performance compared to the EPS target goal set by the Board. Performance awards will be based on the percentage achievement of the annual targeted EPS goal. To earn a 15% EPS bonus award the Company must achieve a minimum EPS of 75% of the annual goal prorated up to a 20% award for achieving 100% or more of the EPS goal.

~~▪~~
Self-Development: The Compensation Committee will annually evaluate each participant’s performance in meeting self-development target goals. Performance awards can range from zero up to a maximum of 20% of the PBA.

~~▪~~
Risk Management: The Compensation Committee will annually evaluate management’s overall performance in all areas of risk management including monitoring current debt, cash flow, project costs, budgets and other targeted goals. Performance awards can range from zero up to a maximum of 20% of the PBA.

~~▪~~
Long-Term Asset Value Enhancement:  At the beginning of each plan year, the Compensation Committee will establish goals for actions by management that are intended to enhance long-term asset value.  The Compensation Committee will annually evaluate management’s achievement of these goals, and its other actions that enhance or preserve long-term asset value. Performance awards can range from zero to a maximum of 20% of the PBA.

~~▪~~
Executive Leadership: The Compensation Committee will annually evaluate management’s overall external and internal leadership performance. Performance awards can range from zero up to a maximum of 20% of the PBA.

Each performance criterion will comprise one-fifth of each participant’s total PBA, or such other percentage as determined at the beginning of the plan year by the Compensation Committee. At the end of the plan year, the Compensation Committee will rate each participant’s performance in relation to each of the criteria. The cumulative score for each participant will be multiplied by the PBA to determine the individual’s bonus. The Compensation Committee may, with the approval of the Board, increase or decrease an individual participant’s award.  The Compensation Committee has adopted performance criteria consistent with the terms of the plan.

The description of the Cash Bonus Plan contained in this Current Report on Form 8-K is a summary of the material terms of the Cash Bonus Plan, does not purport to be complete, and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Amended and Restated Articles of Incorporation

As noted in Item 5.07 below, an amendment to Article V of the Amended and Restated Articles of Incorporation (the “Articles”) of the Company to limit the number of directors on the board of directors of the Company (the “Article Amendment”) was approved by the Company’s shareholders at the Annual Meeting.  The Article Amendment had been previously approved by the Board, effective as of approval by the Company’s shareholders at the Annual Meeting.  Articles of Restatement setting forth Amended and Restated Articles of Incorporation reflecting the Article Amendment were filed with the Department of State of the State of Florida and became effective on April 30, 2010.

Amendment of Amended and Restated Bylaws

Also on April 28, 2010, following shareholder approval at the Annual Meeting of the Article Amendment, the Board approved an amendment to the Company’s Amended and Restated Bylaws to limit the number of directors on the Board, consistent with the Article Amendment, effective on April 30, 2010.

The description of the amendments above is qualified in its entirety by the copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 28, 2010.  At the Annual Meeting the Company’s shareholders (i) elected each of the Board’s nominees to serve as directors of the Company until the 2013 Annual Meeting of Shareholders, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010, (iii) approved an amendment to the Amended and Restated Articles of Incorporation to limit the number of directors on the Board, (iv) approved the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, (v) approved conducting an annual advisory vote on executive compensation, and (vi) approved majority voting in director elections.  The proposed amendment to the Amended and Restated Articles of Incorporation to provide for the annual election of directors, which required the affirmative vote of the holders of at least 85% of the outstanding shares entitled to be voted on this proposed amendment for approval, was not approved.

The proposals below are described in detail in the Company’s definitive proxy statement dated March 30, 2010.  The results are as follows:

Proposal 1: Election of three directors to hold office until the 2013 Annual Meeting:
	For	Withheld	Broker Non-Votes
Linda Loomis Shelley	4,151,723	110,575	1,037,398
A. Chester Skinner, III	4,147,957	114.341	1,037,398
Thomas P. Warlow, III	4,160,690	101,608	1,037,398

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010:
For	Against	Abstained	Broker non-votes
5,255,603	34,565	9,528	N/A

Proposal 3: Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to provide for the annual election of directors:
For	Against	Abstained	Broker non-votes
4,173,678	84,410	4,187	1,037,398

Proposal 4: Approval of an Amendment to the Amended and Restated Articles of Incorporation to limit number of directors on the Board:
For	Against	Abstained	Broker non-votes
5,191,874	86,894	20,902	N/A

Proposal 5: Approval of the Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan:
For	Against	Abstained	Broker non-votes
2,228,231	1,976,390	57,668	1,037,398

Proposal 6: Approval of conducting an annual advisory vote on executive compensation:
For	Against	Abstained	Broker non-votes
4,774,617	469,385	55,668	1,037,398

Proposal 7: Approval of majority voting in director elections:
For	Against	Abstained	Broker non-votes
5,049,306	232,092	18,270	N/A

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Consolidated-Tomoka Land Co., effective as of April 30, 2010.

3.2	Amended and Restated Bylaws of Consolidated-Tomoka Land Co., effective as of April 30, 2010.

10.1	Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, approved April 28, 2010

10.2	Form of Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan Restricted Share Award Agreement with 3-year vesting period

10.3	Form of Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan Restricted Share Award Agreement with 5-year vesting period

10.4	Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan,
Adopted April 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2010

Consolidated-Tomoka Land Co.

By: /s/William H. McMunn
       William H. McMunn, President and
        Chief Executive Officer